Exhibit 99.1

NEWS RELEASE

CONTACT:
Janine Orf
(314) 275-3680
jorf@patriotcoal.com
FOR IMMEDIATE RELEASE
PATRIOT COAL PROVIDES UPDATE ON 2011 THIRD QUARTER PRODUCTION
     ST. LOUIS, September 16 — Patriot Coal Corporation (NYSE: PCX) today provided an update on its 2011 third quarter production. Due primarily to geological issues impacting the Company’s two longwall mines, as well as the early closure of a thermal mine, production in the third quarter is expected to be down approximately 450,000 tons.
     As previously disclosed, the longwalls at both the Federal and Panther mines were scheduled to be moved during the third quarter. In both cases, the longwall moves extended beyond the expected timeframe. Production at the Federal longwall was down over six weeks during the quarter as a result of geologic challenges that delayed the start of the move, as well as equipment issues impacting the restart process. At Panther, difficult geology is expected to result in lower volumes in the third quarter, in addition to the scheduled longwall move.
     Further, the Company closed a contractor-operated mine in the Big Mountain complex during the quarter. The thermal coal mine experienced a significant roof fall in August, believed to be a result of the earthquake centered near Washington, D.C.
     As a result of the lower production, Patriot now expects average cost per ton for its Appalachian operations will be several dollars higher than the previous guidance provided for the 2011 third quarter. The Company plans to provide guidance for the remainder of 2011 in conjunction with its third quarter earnings release in October.
About Patriot Coal
Patriot Coal Corporation is a leading producer and marketer of coal in the eastern United States, with 14 active mining complexes in Appalachia and the Illinois Basin. The Company ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves. The Company’s common stock trades on the New York Stock Exchange under the symbol PCX.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: price volatility and demand, particularly in higher margin products; geologic, equipment and operational risks associated with mining; changes in general economic conditions, including coal, power and steel market conditions; coal mining laws and regulations; the availability and costs of competing energy resources; legislative and regulatory developments; risks associated with environmental laws and compliance, including selenium-related matters; developments in greenhouse gas emission regulation and treatment; negotiation of labor contracts, labor availability and relations; the outcome of pending or future litigation; changes in the costs to provide healthcare to eligible active employees and certain retirees under postretirement benefit obligations; increases to contribution requirements to multi-employer retiree healthcare and pension plans; reductions of purchases or deferral of shipments by major customers; availability and costs of credit; customer performance and credit risks; inflationary trends; worldwide economic and political conditions; downturns in consumer and company spending; supplier and contract miner performance and the availability and cost of key equipment and commodities; availability and costs of transportation; the Company’s ability to replace coal reserves; the outcome of commercial negotiations involving sales contracts or other transactions; our ability to respond to changing customer preferences; failure to comply with debt covenants; the effects of mergers, acquisitions and divestitures; and weather patterns affecting energy demand or disrupting coal supply. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and Form 10-Q reports.
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